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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement of Integrated Process Equipment Corp. (the "Company") on Form S-8 (Registration No. 33-79178) filed with the Securities and Exchange Commission (the "Commission") on May 20, 1994, the Company's Registration Statement on Form S-8 (Registration No. 33-80936) filed with the Commission on June 28, 1994, the Company's Registration Statement on Form S-3 (Registration No. 33-90384) filed with the Commission on May 12, 1995 of the Company's Registration Statement on Form S-8 (Registration No. 333-1808) filed with the Commission on February 29, 1996, the Company's Registration Statement on Form S-3 (Registration No. 333-16287) filed with the Commission on November 18, 1996, the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-70962) filed with the Commission on February 27, 1997, the Company's Post-Effective Registration Statement on Form S-3 (Registration No. 33-44746) filed with the Commission on February 27, 1997, and the Company's Registration Statement on Form S-3 (Registration No. 333-27397) filed on May 19, 1997, of our report dated August 18, 1995, on our audits of the consolidated statements of operations, changes in stockholders' equity and cash flows of the Company for the year ended June 30, 1995, which report is included in this Annual Report on Form 10-K.


                                         /s/ Richard A. Eisner & Company, LLP


New York, New York
September 2, 1997